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                                    EXHIBIT 5



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                            POYNER & SPRUILL, L.L.P.
                                ATTORNEYS AT LAW
                                 P. O. BOX 10096
                       RALEIGH, NORTH CAROLINA 27605-0096



                                 June 20, 1997




FNB Financial Services Corporation
202 South Main Street
Reidsville, North Carolina  27320

Gentlemen:

         This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, filed by FNB Financial Services Corporation (the "Company") with the Securities and Exchange Commission, under which 100,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), are to be registered.

         As counsel to the Company, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and By-laws, both as amended to date, and the record of proceedings of the shareholders and directors of the Company. Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina.

         2. When the Registration Statement shall have become effective and up to 100,000 shares of the Common Stock to be originally issued for sale shall have been originally issued and sold under the terms set forth in the Registration Statement, such shares will be legally and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this Opinion as Exhibit 5 and 23.1 to the Registration Statement.

                                     Very truly yours,


                                     /s/ POYNER & SPRUILL, L.L.P.